EXHIBIT 32.1

The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: BayCorp Holdings, Ltd.

Ladies and Gentlemen:

In connection with the report of BayCorp Holdings, Ltd. (the "Company") on Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank W. Getman Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of BayCorp Holdings, Ltd.



Date:  April 23, 2004    /s/ Frank W. Getman Jr.
                         -----------------------------------
                         Frank W. Getman Jr.
                         President and Chief Executive Officer
                         (chief executive officer
                         and chief financial officer)







A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BayCorp Holdings, Ltd. and will be retained by BayCorp Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.